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                                                                    EXHIBIT 11.1
                                   PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                         IN CALCULATION (UNAUDITED) (1)


                                                                                        THREE MONTHS ENDED
                                                                                        SEPTEMBER 30, 1999
                                                                                        ------------------
Weighted average shares outstanding:
Common stock:
         Shares outstanding at beginning of period                                           64,677,539
         Weighted average shares issued during the three months ended September 30, 1999
         (296,376 shares)                                                                       166,586
                                                                                           ------------


                                                                                             64,844,125
                                                                                           ============

Net loss available to common shareholders                                                  $(87,689,000)
                                                                                           ============

Basic and diluted loss per share                                                           $      (1.35)
                                                                                           ============
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(1)For a description of basic and diluted loss per share, see Note 1 of the
   Notes to Consolidated Financial Statements included in the Company's Annual
   Report on Form 10-K for the year ended December 31, 1998 as filed with the
   Securities and Exchange Commission.